Exhibit 107

Calculation of Filing Fee Tables

Form S-8

FINGERMOTION, INC.

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.0001 per share	457(h)	3,571,000(2)	$3.84(4)	$13,712,640	$110.20 per $1,000,000	$1,511.13
Equity	Common Stock, par value $0.0001 per share	457(h) and 457(c)	5,429,000(3)	$2.04(5)	$11,075,160	$110.20 per $1,000,000	$1,220.48
Total Offering Amounts					$24,787,800		$2,731.61
Total Fee Offsets							$0.00
Net Fee Due							$2731.61

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act” ), this registration statement covers as indeterminate number of additional shares of Common Stock (as defined below) that may be offered and issued to prevent dilution resulting from share dividends, share splits, reverse share splits, combinations of shares, spin-offs, recapitalizations, mergers or similar capital adjustments as provided in the 2023 Stock Incentive Plan (the “Plan”) of FingerMotion, Inc. (the “Registrant”).

(2)	Represents the total number of shares of common stock, par value $0.0001 per share (the “Common Stock”) of the Registrant issuable upon the exercise of outstanding stock options granted pursuant to the Plan as of the date of this Registration Statement.

(3)	Represents the total number of shares of Common Stock issuable pursuant to additional stock options and other awards that may be granted under the Plan.

(4)	Estimated solely for the purpose of calculating the registration fee pursuant to 457(h) under the Securities Act and based upon the weighted average exercise price of the outstanding stock options under the Plan.

(5)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act and based upon the average of the high and low prices of the shares of Common Stock, as reported on the Nasdaq Capital Market on February 24, 2023, which date is within five business days prior to the filing of this Registration Statement, which was $2.04 per share.